CITIZENS COMMUNICATIONS COMPANY

                                      WITH

                                   LEONARD TOW


                              Employment Agreement


                          Dated: As of October 1, 2000

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                                                  TABLE OF CONTENTS
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
1.       EMPLOYMENT; DUTIES.......................................................................................2

2.       TERM.....................................................................................................3

3.       COMPENSATION, EXPENSES AND BENEFITS......................................................................3

                  a.       Base Salary............................................................................3
                  b.       Stock Compensation.....................................................................3
                  c.       Registration of Shares.................................................................8

4.       PARTICIPATION IN PLANS..................................................................................10

5.       SPECIAL INSURANCE ARRANGEMENT...........................................................................12

6.       EXPENSES, TAX AND OTHER SERVICES; ACCOUTERMENTS OF OFFICE, VACATION.....................................13

                  a.       Expenses..............................................................................13
                  b.       Tax and Other Services................................................................13

7.       PLACE AND TIME FOR SERVICES.............................................................................13

8.       BONUS; ADDITIONAL PAYMENTS..............................................................................14

9.       SPLIT-DOLLAR INSURANCE..................................................................................14

10.      EXCLUSIVITY.............................................................................................14

11.      ADVISORY SERVICES.......................................................................................15

                  a.       General...............................................................................15
                  b.       Termination...........................................................................16
                  c.       Other Matters.........................................................................16

12.      WAIVERS; LIMITATIONS OF LAW.............................................................................17

13.      CONTINUED AVAILABILITY OF BENEFITS AFTER RETIREMENT.....................................................18

14.      TERMINATION.............................................................................................19

                  a.       Termination for Cause.................................................................19
                  b.       Other Termination.....................................................................20
                  c.       Challenge or Contest..................................................................21

15.      CONSEQUENCES OF TERMINATION.............................................................................21

                  a.       Termination Under Section 14a.........................................................21
                  b.       Termination Under Section 14b.........................................................23
                  c.       Special Advisory Term Payment.........................................................24
                  d.       Vested Rights not Affected............................................................24
                  e.       Mitigation............................................................................25
                  f.       Excess Parachute Payments.............................................................25
                  g.       Remedies..............................................................................25

16.      INDEMNITY, DIRECTORS' AND OFFICERS' INSURANCE...........................................................25

17.      DETERMINATION OF BENEFITS...............................................................................26

18.      MERGER, CONSOLIDATION, OR SALE OF ASSETS OR STOCK.......................................................26

19.      ADDITIONAL OPTION TO ACQUIRE SHARES.....................................................................27

20.      MISCELLANEOUS...........................................................................................29

                  a.       Decisions by Company..................................................................29
                  b.       Entire Agreement......................................................................29
                  c.       Assignability.........................................................................29
                  d.       No Attachment.........................................................................29
                  e.       Binding Agreement.....................................................................29
                  f.       No Waiver.............................................................................30
                  g.       Expenses and Legal Fees...............................................................30
                  h.       Right to Accelerate...................................................................30
                  i.       Severability..........................................................................31
                  j.       Headings..............................................................................31
                  k.       Governing Law.........................................................................31
                  l.       Counterparts..........................................................................31
                  m.       Notices...............................................................................32
                  n.       Transfer..............................................................................32

21.      NON-APPROVAL OF 2000 PLAN...............................................................................33

22.      FAMILY MEMBER...........................................................................................33

23.      NO DIMINUTION OF BENEFITS...............................................................................33

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                              EMPLOYMENT AGREEMENT


     This Employment Agreement entered into as of October 1, 2000 by and between Citizens Communications Company, a Delaware corporation, with offices at Three High Ridge Park, Stamford, Connecticut 06905 ("the Company") and Leonard Tow, an individual residing at 160 Lantern Ridge Road, New Canaan, Connecticut 06840 ("the Executive").


                                    RECITALS

     The Company and the Executive under date of July 11, 1996 have heretofore entered into an agreement pursuant to which the Company employed the Executive as its Chief Executive Officer for a term ending December 31, 2000 (the "1996 Agreement"). The Executive is currently acting as Chief Executive Officer of the Company and as its Chairman pursuant to the 1996 Agreement to the full satisfaction of the Company.

     The Company is desirous of retaining the services of the Executive as its Chief Executive and Chairman for an additional five (5) years beyond December 31, 2000 and having the benefit of the Executive's advice and counsel for an additional five (5) years beyond December 31, 2005 all is set forth in this Agreement and believes such retention is in the best interests of the Company.

     The Company has requested the Executive to extend his employment with the Company under the terms, provisions and conditions set forth in this Agreement. As an inducement to the Executive to enter into this Agreement extending his employment by the Company, the Company is willing to grant and award the Executive shares of stock in the Company and options to acquire additional shares of stock of the Company as well as other benefits. The Company believes such grants, awards and benefits will continue to motivate the Executive in the performance of his duties. At the same time the Company has requested and has advised the Executive that as part of this Agreement extending his employment, and a material inducement to the Company, the Executive shall be required to extend the date when restrictions lapse on the 500,000 shares of the Company's Common Stock awarded to the Executive under the Company's 1990 Management Equity Incentive Plan (the "Current Restricted Shares") and presently 559,974 shares by reason of stock dividends, to a date subsequent to the expiration or prior termination of this Agreement, all as provided in this Agreement.

     The Executive is willing to extend his term of employment with the Company for such additional five-year period and to enter into this Agreement upon the terms, provisions and conditions set forth herein, including without limitation, the award and grant of shares of the Company's Common Stock and options to acquire additional shares of the Company's Common Stock and the other benefits provided herein, and including extension of the date as provided in this Agreement when restrictions will lapse on the Current Restricted Shares provided the number of Current Restricted shares is increased from 559,974 to 809,974, to which the Company has agreed.


     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, each to the other in hand paid and the receipt and adequacy of which is mutually acknowledged, the parties agree as follows:



1.   EMPLOYMENT; DUTIES:
     ------------------

     1. The Company hereby employs and continues the employment of the Executive and the Executive hereby accepts such employment for the duration of the Term (as herein defined) and upon the terms and conditions hereafter provided, as chief executive officer of the Company. As such chief executive, the Executive shall have the power and authority set forth in Schedule "A" annexed, which is an integral part of this Agreement. During the Term the Executive shall continue to be designated as the Chairman of the Board of the Company and the By-Laws of the Company shall continue to provide that the Chairman of the Board shall be the chief executive officer of the Company. The Executive currently serves as chairman of Electric Lightwave, Inc. (ELI), a subsidiary of the Company and shall continue in that capacity for the duration of the Term, so long as ELI is controlled by the Company. Additionally, during the Term, the Executive agrees to serve, if it is mutually determined to be appropriate or if the Executive desires to be so elected or appointed, for the period for which he is and from time-to-time shall be appointed or elected, as an officer of any subsidiary or affiliate of the Company, in addition to ELI. The Company shall not take any action to reduce the scope of the Executive's authority, position, functions, duties and responsibilities from that which is in effect at the date hereof and/or which is contemplated hereby, unless he shall otherwise consent in writing.

     2. The Executive is currently a member of the Board of Directors of the Company. The Company shall use its best efforts to cause the Executive to continue to be a member of its Board of Directors throughout the Term, and shall include the Executive in management's slate for election as a director at every stockholders' meeting at which his term for director would otherwise expire and/or at all annual meetings of stockholders. The Company shall use its best efforts to cause the Executive to be a member of the Board of Directors of all subsidiaries of the Company throughout the Term. The Executive agrees to serve and continue to serve, if elected, as a director and as a member of any committee of the Board of Directors of the Company and also agrees to serve, if elected, as a member of the Board of Directors of all subsidiaries of the Company. During the Term of the Agreement, the Executive shall not receive a fee as a director or as a member of any committee of directors of the Company or any subsidiary of the Company.


2.   TERMS:
     -----

     1. The term of the Executive's employment under this Agreement shall commence on October 1, 2000 and shall expire on December 31, 2005 (the "Term"). The Executive's employment under this Agreement may be terminated prior to the expiration of the Term, as hereinafter provided.

     2. The phrase "terminate this Agreement" when used herein shall refer to the termination of the period of employment as well as the Advisory Period, as hereafter defined, and the rendering of advisory services under this Agreement.

3.  COMPENSATION, EXPENSES AND BENEFITS:
    -----------------------------------

     1. Base Salary. For the period October 1, 2000 through December 31, 2000 the Company shall pay the Executive a base salary of $225,000 which is the base salary payable under the 1996 Agreement. The Company shall pay to the Executive a base salary of $900,000 (the "Base Salary") for each year of the Term commencing January 1, 2001. The payment of aforesaid $225,000 as well as the Base Salary shall be payable currently in accordance with the customary payroll practices of the Company but in no event less frequently than monthly and shall be subject to such withholdings as may be required by applicable law.


     2. Stock Compensation. In addition to his Base Salary, and in consideration of his entering into this Agreement, and subject to the provision of sub-section (c) of this Section 3, and in the event of termination pursuant to the provisions of Section 14 subject to the provisions of Section 15, the Executive shall be awarded and Company agrees to and shall give and deliver to the Executive, upon the execution and delivery of this Agreement (or at such later date set forth in this Section 3b) the following shares and options to acquire shares:


          1. 750,000 shares of the Common Stock of the Company (the "Additional Restricted Shares"), which are in addition to the Current Restricted Shares, and which shall be registered in the Executive's name but shall be subject to a restriction period (the "Additional Restriction Period") (after which all restrictions shall lapse) which shall mean the period commencing with the delivery of said shares to the Executive and ending with the first to occur of (i) the first January 1 next succeeding the expiration on December 31, 2005 of the Term ,
          (ii) termination of employment by death of the Executive or by either the Executive or the Company under this Agreement in accordance with its provisions prior to December 31, 2005, provided that if the Executive is the chief executive officer on December 31 of the year in which such termination occurs or if the Executive is otherwise a "covered employee" for the purpose of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), for the taxable year in which such termination occurs, the Additional Restriction Period shall end on the next succeeding January 1 after such termination, (iii) sale of all or substantially all of the assets or capital stock of the Company, (iv) merger, consolidation or other amalgamation or combination of the Company, in which merger or other transaction the Company is not the surviving entity, or (v) a Change in Control as defined in Section 19. During the Additional Restriction Period, none of the Additional Restricted Shares may be sold, exchanged, transferred, hypothecated or otherwise disposed of except that the Executive shall not be precluded from exchanging any Additional Restricted Shares for any other shares of the Company that thereby become similarly restricted by this Section or are similarly restricted and except that Executive may transfer Additional Restricted Shares to a Family Member as defined in Section 23 provided the Family Member agrees to hold said shares subject to the terms and provisions of this Agreement. Except for the restrictions on the Additional Restricted Shares during the Additional Restriction Period set forth in the immediately preceding sentence, Executive shall have all of the rights of a shareholder with respect to the Additional Restricted Shares, including without limitation the right to vote the shares and receive dividends and other distributions. During the Additional Restriction Period, dividends and other distributions payable in capital stock of the Company received by the Executive shall be subject to the foregoing restrictions.

               [1.] The foregoing award of the Additional Restricted Shares shall be subject to the following proviso: In the event that EBIDTA of the Company as herein defined (A) for the fiscal year 2005, if the Term of this Agreement expires on December 31, 2005, or (B) for the fiscal year most recently completed in the event the employment of Executive as chief executive officer is terminated by the Company for "Good Cause" as defined in Section 14(a), is not in excess of $360,000,000 by at least the following applicable percentages (the "Applicable Percentage"):


                    Applicable Fiscal Year Under Applicable
                        (A) or (B) above         Percentage

                   Calendar Year 2001                 5
                   Calendar Year 2002                 10
                   Calendar Year 2003                 15
                   Calendar Year 2004                 20
                   Calendar Year 2005                 25

               the 750,000 Additional Restricted Shares, as same may be otherwise adjusted by stock dividends or other adjustments, shall be reduced by a fraction, the numerator of which is the difference between the Applicable Percentage and the actual percentage increase in EBIDTA for the particular applicable fiscal year and the denominator of which is the Applicable Percentage for the particular year. (If termination occurs during a fiscal year, the EBIDTA for such year shall be annualized based on the EBIDTA for the portion of the year prior to termination.) As an example of the application of the foregoing, assuming that termination of employment occurs at the end of the fiscal 2003 and the actual EBIDTA for fiscal year 2003 is in excess of $360,000,000 by 12%, then the reduction in Restricted Shares (assuming the 750,000 Additional Restricted Shares have not been otherwise adjusted) shall be determined as follows:

        15% (the Applicable Percentage) minus 12% (the Actual Percentage)
                    for the particular applicable fiscal year
        ----------------------------------------------------------------  = 20%
              15% (the Applicable Percentage) multiplied by [750,000]
                    reduction in number of Restricted Shares



               [2.] The reduction of 20% results in the number of Restricted Shares being 750,000 minus 150,000 shares, or 600,000 shares.


               [3.] Provided further, however, (I) the aforesaid formula shall apply and the number of Additional Restricted Shares shall be reducible in accordance with such formula only if the Additional Restriction Period terminates by reason of an event set forth in subdivisions (A), or (B) in [i] above, (II) in the event that employment under this Agreement terminates by reason of the events set forth in subdivision (B) above, and only in such events, the number of Additional Restricted Shares shall be subject to reduction pursuant to said formula and additionally shall be subject to further reduction (the "Further Reduction") by the fraction, the numerator of which shall be the number of full calendar months remaining in the unexpired portion of the Term at the date of the termination of employment under this Agreement pursuant to an event set forth in subdivision (B) above, and the denominator of which is 60, (III) and if the Additional Restriction Period terminates by reason of any event other than one referred to in subdivision (A) or (B) above, there shall be no reduction in the number of Additional Restricted Shares pursuant to the aforesaid formula (relating to EBIDTA) and fraction (relating to Further Reduction) and both the aforesaid formula and the aforesaid fraction shall not be applicable.

               [4.] For the purpose of this Agreement, EBIDTA means, for any period, consolidated net income or loss for such period, excluding gains or losses from extraordinary or non-recurring items (including but not limited to Assimilation Costs associated with the integration of acquisitions), of the Company and its consolidated or combined subsidiaries plus the sum of consolidated interest expense, depreciation and amortization expense, provision for income taxes, and all other non-cash expenses and income included in the determination of net income or loss. Notwithstanding the above, EBIDTA shall include the EBIDTA of any investment or subsidiary accounted for on the equity method of accounting to the extent of the Company's interest in same. Provided, however, if the Company or any of its subsidiaries has sold, discontinued or otherwise disposed of any of its subsidiaries, divisions or businesses (a "Disposed Property" or "Disposed Properties") during any period for which EBIDTA is to be computed, or during the Term, EBIDTA shall be computed as if each of such Disposed Properties had not been owned by the Company or a subsidiary during any part of the Term or during the fiscal year ended December 31, 1999. Minority interests included in cash flow in accordance with the first two sentences of this paragraph shall be treated in a manner consistent with the immediately preceding sentence with respect to any Disposed Property. For all purposes for which EBIDTA is to be determined under this Agreement, EBIDTA shall be determined by the Company's independent public accountants utilizing for each of the applicable years those generally accepted accounting principles ("GAAP") which are in effect for the fiscal year ended December 31, 1999.

     2. Options to acquire 2,500,000 shares of the Common Stock of the Company, 568,933 of which are to be granted under the Company's 1996 Equity Incentive Plan (the "1996 Plan") and 1,931,067 of which are to be granted under the Company's 2000 Management Equity Incentive Plan (the "2000 Plan") subject to the approval of such plan by the stockholders of the Company, or in such other manner as the Executive and the Company may agree, and which options shall vest and be exercisable at the following times and option prices with the understanding that once vested options may be exercised at any time thereafter during the consecutive ten-year period commencing on the date of the grant of said options, which is deemed to be the date of the execution of this Agreement and with the understanding that in the event from and after the date hereof, of a change in corporate capitalization, stock split or stock dividend, the number of shares purchasable upon exercise of an option shall be increased by the new number of shares which result from the shares covered by the option immediately before the change, split or dividend. The exercise price for shares shall be reduced proportionately and the total exercise price will remain the same.

          [1.] Options to Purchase 250,000 shares shall vest on December 31, 2000 and (subject to the approval of the 2000 Plan by the stockholders of the Company with respect to each of the last eight (8) installments of 250,000 options) on each December 31 of each of the succeeding nine
          (9) consecutive years (except that the last 250,000 options shall vest on the date that the immediately preceding 250,000 options vest) with the understanding that upon the expiration or prior termination of this Agreement or upon the earlier termination of the Additional Restriction Period, all options which have not as yet vested shall immediately vest.

          [2.] The exercise price of the first 500,000 options to vest shall be the Fair Market Value of the shares of the Company's Common Stock as defined and determined under 1996 Plan or other arrangement on the date of the grant of such options, which is the date of execution of this Agreement and the exercise price for each additional 500,000 options to vest shall be $2.00 per share in excess of the exercise price of the immediately preceding 500,000 shares.



3.   Registration of Shares.
     ----------------------

          1. The Company represents and warrants that (A) the issuance to the Executive of the Current Restricted Shares was effected under and in accordance with the Company's 1990 Management Equity Incentive Plan (the "1990 Plan") and was registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form S-8, (B) the offer and sale of all shares of stock of the Company subject to the 1996 Plan, including the shares issuable upon exercise of the options granted to the Executive under the 1996 Plan, have been registered under the Securities Act pursuant to a registration statement on Form S-8, and (C) each such registration statement is currently effective, complies with all current requirements of the Securities Act and the regulations thereunder as may be applicable, and is not subject to any stop order or other proceeding.


          2. The Company agrees that it will submit the 2000 Plan to its stockholders for their approval at the next meeting of stockholders, and will use its best efforts to obtain such approval.


          3. The Company further agrees that, as promptly as practicable after the date hereof, it will prepare and file with the Securities and Exchange Commission (the "Commission"), and cause to become effective,
          (A) such amendments to each of the registration statements referred to in Section 3(c)(A), including a re-offer prospectus (as such term is used in the instructions to Form S-8), so that the Executive would be permitted, without limitation under Section 5 of the Securities Act as to time or amount, to dispose of any or all of the shares of Company stock referred to in Section 3(c)(A), and (B) one or more registration statements on Form S-8 relating to (x) the shares of Company stock subject to the 2000 Plan, including the shares issuable under the options to be granted to the Executive under the 2000 Plan, (y) the Additional Restricted Shares, and (z) the 250,000 shares of Company stock referred to in Section 3(d). The Company will include in each registration statement referred to in Section 3(c)(C)(B) a re-offer prospectus so that the Executive would be permitted, without limitation under Section 5 of the Securities Act as to time or amount, to dispose of any or all of the shares of Company stock referred to in
          Section  3(c)(C)(B).  Each  re-offer  prospectus  referred  to in this
          Section 3(c)(C) shall also relate to the resale by any person to whom the Executive may transfer any such stock other than pursuant to such re-offer prospectus, so long as such transfer did not violate this Agreement, and shall describe such plan of distribution as the Executive may reasonably request.

          4. At all times after the date hereof, in the case of each registration statement referred to in Section 3(c)(A), or the date of filing, in the case of each registration statement referred to in
          Section 3(c)(C), and until the disposition by the Executive of all Company stock which he acquired or has the right to acquire under such registration statement, the Company shall (A) use its best efforts so that such registration statement shall remain effective, (B) from time to time, as may be required, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectuses (including the re-offer prospectus) used in connection therewith as may be necessary to comply with the provisions of the Securities Act and the regulations thereunder and to continue to permit the disposition by the Executive of all such Company stock, (C) furnish to the Executive such numbers of copies of the re-offer prospectus contained therein as he may reasonably request to facilitate the disposition of such stock, and (D) notify the Executive of the happening of any event as a result of which the re-offer prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly file such amendments to such registration statement as shall be necessary so that such re-offer prospectus does not contain such an untrue statement or omission.

          5. The representations and covenants of the Company in this Section 3(c) shall be for the benefit of the Executive and any transferee referred to in the last sentence of Section 3(c) (C).

     4. In further consideration of the Executive entering into this Agreement, the Company agrees that the number of Current Restricted Shares shall be increased by 250,000 shares of the Company's Common Stock, from 559,974 to 809,974 shares. The 559,974 shares shall be held under the same terms and provisions as set forth in the 1996 Agreement except that the Restriction Period therein set forth is modified so that same shall be identical to the Additional Restriction Period and that same shall be subject to the provisions of Section 3(b)A [i] relating to the EBIDTA formula, subject however, to the provisions of Section 3bA[iii]. The additional 250,000 shares shall be subject to both the Additional Restricted Period and to the provisions of Section 3(b)A [i] relating to the EBIDTA formula subject to the provisions of Section 3bA[iii] and the Further Reduction, if applicable, and in the event of termination pursuant to Section 14, to the provisions of Section 15 with respect to the Additional Restricted Shares, provided that both the Current Restricted Shares and said 250,000 shares may be transferred as provided in Section 3bA with respect to Additional Restricted Shares.


4.   PARTICIPATION IN PLANS:
     ----------------------

     1. The various plans (in the aggregate the "Plans" and individually, a "Plan") presently in effect by the Company and ELI for the benefit of its respective employees are set forth in Schedule "B" annexed which is an integral part of this Agreement.

     2. The Executive shall continue to participate and be entitled to participate in all Plans and all plans which may hereafter be adopted by the Company for the benefit of employees and/or senior employees generally, in an amount consistent with and appropriate to the Executive's station, compensation and function as Chief Executive Officer and Chairman of the Company. In addition, it is agreed that the Executive shall be entitled to participate in similar plans of subsidiaries of the Company, including without limitation any and all plans for the benefit of employees or senior employees of ELI.


          1. Provided however that it is acknowledged and agreed under and pursuant to the Company's Pension Plan the maximum amount of annual compensation that is taken into account in determining an employee's pension is currently $170,000. To compensate for the inability to take into account the Executive's annual compensation in excess of $170,000 (or the then current maximum amount) in determining his pension under the Company's Pension Plan and in further consideration of the Executive entering into this Employment Agreement and to further induce the Executive so to do, the Company, the Executive (and/or a trust created by the Executive) shall put into effect promptly after the execution of this Agreement, but in no event later than sixty (60) days immediately succeeding the execution of this Agreement, a split-dollar insurance policy and arrangement utilizing both first to die and second-to-die policies on the lives of the Executive and his wife, Claire Tow, with companies licensed to underwrite such insurance in the State of Connecticut which will provide that on the death of the second-to-die of the Executive and his said wife a payment of not less than $15 million shall be made to the aforesaid trust or to the trustee of the trust concurrently being created by the Executive as grantor thereof, which trust shall also be the owner of the policies effecting such insurance.

          2. The arrangement for this split-dollar life insurance shall be substantially the same as the arrangement entered into with respect to the split-dollar insurance referenced in Section 3(c)(iv)(B) of the 1996 Agreement including but not limited to payment of all premiums by the Company and with the express undertaking and agreement of the Company that the policies of insurance shall be fully paid-up policies on or before expiration or prior termination of this Agreement and the Executive's employment by the Company.

          3. Further, to the extent that the Executive, his said wife and/or the applicable trustee or trust become or are subject to income and/or gift taxes under the Code and/or applicable state law, by reason of any premiums paid by the Company on the applicable policies of insurance, (whether paid directly to the insurance carrier or to the Executive or the applicable trustee or trust) and/or with respect to the PS 58 or PS 38 (or successor promulgations) values applicable to each policy (including but not limited to such values attributable to time frames following payment of all premiums on the applicable policy or policies) and/or by reason of any other amounts taxable to the Executive, his said wife, or the applicable trustee or trust (both income and gift taxes) emanating from such arrangement, the Company shall pay all such taxes and fully reimburse the Executive, his said wife and/or the applicable trust or trustee for same on a grossed-up and after tax basis.

          4. Provided further however that in the event the Executive's employment is terminated pursuant to Section 14(a), the said $15 million of life insurance required to be maintained by the Company at its cost shall be reduced by a fraction (the "Reducing Fraction") the numerator of which shall be the number of full months remaining in the Term following termination of the Executive's employment and the denominator of which is 60 (the reduced amount of life insurance being referred to as the "Reduced Insurance") with the understanding and agreement that notwithstanding the foregoing, the life insurance shall be maintained at the $15 million level at the request of the Executive (or his surviving spouse) provided the differential in the cost of maintaining said life insurance over and above the level of the Reduced Insurance shall be the obligation of the Executive (or his surviving spouse, if applicable).

          5. Provided further that in the event the Executive and/or his wife are not accepted for said insurance by reason of medical condition then in lieu of such insurance being effected, the Company shall pay to the Executive or his estate or legal representatives as the case may be, the sum of $7 million on the expiration or sooner termination of this Agreement and the Executive's employment with the Company, with the understanding that in the event the Executive's employment by the Company is terminated pursuant to the provision of said Section 14(a), the aforesaid $7 million shall be reduced by the Reduction Fraction.

          6. Payments to be made to the Executive under any of the Plans shall be made as provided in the respective Plans except that notwithstanding the provisions of any particular Plan, payment under the Plans shall be made to the Executive or his representatives no later than the expiration or prior termination of this Agreement. None of the benefits of the Executive under any of the Plans and under this Agreement shall be subject to forfeiture, notwithstanding any provision to the contrary in such Plan for forfeiture or divestiture of benefits or compensation, subject to the provisions of Section 12.

5. SPECIAL INSURANCE ARRANGEMENT: It is acknowledged that the Executive does not participate in the arrangement presently existing for senior management of the Company which provides for benefits to participating employees on retirement or sooner death utilizing the vehicle of life insurance on a split-dollar basis. In lieu of such participation, a policy of insurance on the life of the Executive in the principal amount of $3,000,000 and underwritten by Security Life of Denver, currently owned by the Company and with the Company being the beneficiary thereof, shall be modified so that the beneficiary thereof, at the Executive's election, shall be the Executive or his legal representatives and that said beneficiary designation shall be irrevocable vis-a-vis the Company, with only the Executive having the right to change same. The Company shall maintain said policy in full force and effect and pay all costs of such maintenance, including without limitation the payment to Executive on a grossed-up after tax basis, any and all taxes levied or assessed against Executive or for which Executive may be or become liable by reason of the Company providing and maintaining said insurance or emanating from such insurance. At the expiration of the Term, as extended by this Employment Agreement, or the prior termination of Executive's employment other than by reason of his death, the ownership of said policy shall be turned over to the Executive or his legal representatives, as applicable on a fully paid-up basis, with no additional premiums due or to become due therein and with the Company remaining obligated to pay Executive, on a grossed-up after tax basis any taxes for which Executive may become liable by reason of the continued maintenance of said policy.


6.   EXPENSES, TAX AND OTHER SERVICES; ACCOUNTERMENTS OF OFFICE, VACATION:

     1. Expenses. The Company will promptly pay or, if not paid, reimburse Executive upon reasonable substantiation, for all expenses, including without limitation, travel and business entertainment expenses, incurred by Executive on behalf of or in connection with the conduct of the business of the Company. In connection with the rendition and performance of Executive's services, the Company shall provide Executive with the use of, and shall pay all costs of maintenance and repair of an automobile of Executive's choosing, and a driver. The Executive shall also be entitled to all accouterments of office that are currently being made available by the Company to the Executive.

     2. Tax and Other Services. To further induce the Executive to enter into this Agreement, and to enable the Executive to render the most effective services practicable and to facilitate appropriate financial planning, and consistent with the Company's prior practice the Company shall reimburse the Executive or pay for costs incurred by him for tax, financial, investment, estate planning, legal and accounting services, which may be rendered or incurred at any time during the Term. Such payments shall be made on the Executive's request therefor as such cost are incurred by him.

     3. Vacation. Executive shall be entitled to a vacation of six (6) weeks during each year of the Term, at times mutually agreeable to Executive and the Company. All payments and benefits to executive shall be paid and continue during all vacation periods.



7. PLACE AND TIME FOR SERVICES: Executive's base of operations shall be Fairfield County, CT (the "Base Area"), although Executive, at his election, may render his services from other locations. However, Executive shall not be required to render his services on a permanent or other than temporary basis outside of the Base Area. Executive agrees, nevertheless, from time-to-time, to take such trips and travel outside said area as may reasonably be necessary in connection with his duties. In the event any trip or the contemplated duration of any trip by the Executive outside of the Base Area is in excess of two (2) days, Executive's wife may accompany Executive and the costs and expenses incident to the Executive's wife shall be paid for or reimbursed by the Company. First class travel including without limitation, first class air travel, or travel by plane consistent with current practice being made available to the Executive, and lodging arrangements shall be made available to the Executive.


8. BONUS; ADDITIONAL PAYMENTS: Nothing in any provision of this Agreement shall preclude increases in Executive's compensation, including without limitation, additional benefits, annual and other bonuses, incentive awards and other payments or benefits as the Board of Directors or appropriate committee of the Board of Directors of the Company may approve, in its sole discretion, all of which payments and benefits are expressly authorized.


9. SPLIT-DOLLAR INSURANCE: The Company and Executive confirm the obligations of the Company to provide, maintain and pay for insurance of the type known as split-dollar life insurance as set forth in Sections 3(c)(iv) A and B of the 1996 Agreement and that all premiums on all of the insurance referenced in said sections have been paid in full and that the policies providing for said insurance are paid-up policies. The provisions of said sections of the 1996 Agreement shall govern the relationship of the Executive and the Company with respect to such insurance.


10.  EXCLUSIVITY:
     -----------

     1. The Company acknowledges that the Executive from time-to-time during the term may serve as a member of the Board of Directors of Adelphia Communications Corporation, and certain of such company's subsidiaries and affiliated companies (all referred to as "Adelphia"). The Company agrees that the Executive may serve as such director (or a member of a committee of directors) and the Company shall make no claim of any nature against Executive for his legal representatives by reason of any association with Adelphia. Additionally, subject to the provisions of Section 10(b) (with respect to Executive engaging in competition materially detrimental to the Company), and without the necessity of seeking approval of the Board of Directors of the Company, the Executive may serve as a member of the board of directors, non-working officer, non-working partner or stockholder, or in any other similar position or capacity for any company, firm, person other than the Company and other than Adelphia, concurrently with his employment under this Agreement, and further may engage in the management of his own affairs and supervision of his investments and other assets concurrently with his employment hereunder. Executive shall retain for his account any and all compensation and other benefits payable or awarded to him with the respect to services rendered to or for Adelphia or to or for such other entities.

     2. Other that an  association  with Adelphia and as otherwise  permitted by
     Section 10(a), the Executive shall not engage in competition with the Company which is materially detrimental to the Company; provided, however, that the Executive shall not be deemed to have engaged in such competition unless and until the Executive shall have received written notice on behalf of the Board of Directors of the Company from an independent consultant selected by those Directors who are not employees of the Company, specifying the conduct alleged to constitute such competition, and the Executive has thereafter continued to engage in such conduct after a reasonable opportunity and a reasonable period, (but in no event less than 60 or more than 120 days) after receipt of such notice to refrain from such conduct. In the event of discontinuance by the Executive, he shall not be or be deemed to be in violation of the provisions of this Section 10(b). Additionally, and without limitation, Executive shall have the right to contest in appropriate forums the determination of the independent consultant. Notwithstanding and without limitation of the foregoing, it is agreed that ownership by Executive and/or his wife of a non-controlling interest in a publicly traded entity that is competitive to the Company and its subsidiaries, taken as a whole, without the rendition by the Executive of senior management services, shall not be deemed to be engagement in competition. The provisions of this Section shall constitute the sole contractual provisions between the Executive and the Company restricting the activities or conduct of the Executive. Any similar provisions in any Plan, or any other Company benefit plan, or elsewhere, shall terminate and be deemed terminated and be unenforceable to the extent inconsistent with or more burdensome to Executive than this Section subject to the limitations of Section 12 of this Agreement.


11.  ADVISORY SERVICES:
     -----------------

     1. General. The Executive shall render the advisory services described in this Section 11(a) as an advisor-consultant of the Company for the period commencing on January 1, 2006, the day immediately succeeding the expiration of the Term. This advisory period shall continue consecutively through the fifth anniversary of the commencement date thereof (the "Advisory Period"). During the Advisory Period, the Executive will provide such advisory services concerning the business, affairs and management of the Company as may reasonably be requested by the Board of Directors of the Company, which shall be performed at a time or times and at places which are mutually convenient to both parties and which are consistent with the Executive's other employment and private activities. Services may be performed via telephone, facsimile, telecopier, electronic mail, or other avenue of communication. The Executive may engage in other full time employment of any kind during the Advisory Period, provided that during the Advisory Period the Executive shall not engage in full time employment that is in materially detrimental competition with the Company or any of its subsidiaries as provided for in Section 10(b), it being agreed without limitation that the rendition of services for or to Adelphia or any successor of Adelphia is not and shall not be deemed in competition with the Company or any of its subsidiaries. During each year of the Advisory Period, the Company shall pay the Executive and the Executive shall be entitled to receive a payment of $500,000 payable in equal monthly installments. Such payments are referred to as the Advisory Payments.

     2. Termination. Notwithstanding the foregoing, coincident with, or at any time after the commencement of the Advisory Period, the Executive, on notice to the Company may terminate the Advisory Period and not be required to render any additional advisory services and have no further obligations to the Company in the event such termination is based on the advice or recommendation of Executive's physician(s) or other medical and/or mental health practitioner(s) that in his (her or their) opinion continued rendering of his services and acting as an advisor-consultant would likely have an adverse effect on the Executive's physical or mental health (a "Disability Notice"). The Advisory Period is also terminated by the death of the Executive and may also be terminated by the Company but only for Good Cause as defined in Section 14(a) and for breach of the non-competitive provisions referenced in Section 11(a).


     3. Other Matters. During the Advisory Period and for such further period as may be mutually agreed (in the event that subsequent to the end of the Advisory Period there should then be a business relationship between the Company and the Executive), the Company at its expense shall provide Executive with and maintain in good repair and condition, an appropriate private office outside the Company's offices (taking into account the position held by the Executive and his length of service and contribution to the growth and development of the Company) at a location acceptable to the Executive, appropriate office furnishings, all utilities, equipment, parking privileges, office and secretarial assistants and other amenities and accouterments of office (all of which are referred to as "Advisory Support"), it being understood and agreed that such Advisory Support is to be and is being provided for the Company's benefit, and provided, however, that until the Executive's new office is ready (it being agreed that same will be ready immediately succeeding commencement of the Advisory Period), the Company shall provide Executive with and maintain in good repair and condition an appropriate temporary private office together with office and secretarial assistants and other services which were available to Executive when acting as chief executive officer. The Company shall be responsible for the hiring, employment by the Company and compensation, including all benefits, of the personnel forming part of the Advisory Support and for all required moving and relocation expenses.

     4. Provided however that notwithstanding the provisions of Section 11(a), in the discretion of the Company, the Company may elect to eliminate the Advisory Period and substitute in its place on a split-dollar basis, a second-to-die insurance policy or policies of life insurance insuring both the Executive and his wife and with a trust and trustee designated by the Executive as the owner and beneficiary of said policy or policies, in the principal sum of not less than $7 million. Such insurance shall be effected prior to the effectiveness of any election and as a condition to making such election. The Executive, his wife and said trust and the trustee thereof as well as the Company shall have the same respective rights and obligations with the respect to said policy or policies as are set forth in
     Section 4b. of this Agreement with respect to the $15 million of second-to-die life insurance referenced in said section, with same being reduced by the Reducing Fraction in the event the Advisory Period is terminated by the Company for Good Cause or for breach of the non-competitive provisions of Section 10(b). Provided further that in lieu of such insurance being effected and in lieu of an Advisory Period and Advisory Support, the Company shall pay to the Executive or his estate or legal representatives, as the case may be, not later than the date when the Advisory Period would otherwise have commenced, the sum of $3.2 million with the understanding that same shall only be reduced by the Reducing Fraction in the event the Advisory Period is terminated by the Company for Good Cause.


12. WAIVERS; LIMITATIONS OF LAW: The Company shall make such waivers, amendments to Plans or consents under Plans, or amendments and consents in connection with other benefits provided for herein, as may be necessary to carry-out the intent of Sections 3(b), 3(d) and 4. However, in no event shall the Company or any Plan take any action which would (A) contravene applicable law, (B) bring about the disqualification under the Code of any Plan presently qualified under the Code, or (C) eliminate any exception from liability under Section 16(b) of the Securities Exchange Act of 1934 for any director or officer subject thereto. If, by reason of any matter referred to in this Section, any action cannot be undertaken at the time at which it is expected, requested or proposed by the Executive, it (or as much thereof as shall be permissible) shall be undertaken at the earliest time possible thereafter, or in the case of a request for deferred payment, at the time closest to that requested which is permissible without contravening this Section. To the extent that benefits under a Plan or other benefits or payments provide for herein would be lost to the Executive permanently or for any period of time by reason of this Section, the Company shall provide such benefits supplementarily outside such Plan or in an alternative form within the Plan which will not disqualify the Plan.

13.  CONTINUED AVAILABILITY OF BENEFITS AFTER RETIREMENT:
     ---------------------------------------------------

     1. Nothing herein is intended to limit or eliminate any benefits to which the Executive (or, after his death, his beneficiaries or estate) or his wife is or may be or become entitled under any of the Plans. No amendment to any Plan shall be carried-out which shall deprive the Executive or his wife from continuing to participate in and receive the aforesaid benefits and all other benefits provided for in this Agreement, unless the Executive or his wife is compensated by supplemental payments and benefits outside said Plan so that he or she is in no way prejudiced by any such Plan amendment. Additionally, after expiration or prior termination of the Term and/or the Advisory Period, the life insurance coverage and entitlement of the Executive and his wife shall be continued at the level of coverage provided in this Agreement and the 1996 Agreement until his death and if applicable, until the last to die of the Executive and his wife, in all cases without diminution of any of the Company's obligations under this Agreement and the 1996 Agreement. The Executive may convert such insurance arrangements into new or different insurance coverages or substitute different insurance arrangements, as he shall determine from time to time, and also may extend coverage to his wife and extend the period to include her lifetime; provided, however, that if the Executive should elect to make any such different arrangements, the total cost of an actuarial basis of the insurance coverage which shall be borne or be expected to be borne by the Company shall not exceed the cost to the Company on an actuarial basis of maintaining (for the remainder of the Executive's life and if applicable, that of Executive's wife) the level of life insurance coverage to which the Executive is entitled as described above. Such costs on an actuarial basis shall be determined as provided in Section 17 hereof. The implementation of this paragraph shall be subject to the provisions set forth in Section 12.


     2. The Company agrees and shall provide the Executive and his wife or the survivor of them, at the sole cost of the Company, effective with the expiration or prior termination, for any reason, of the Term or the Executive's employment by the Company, and for the duration of joint lives of the Executive and his wife and the life of the survivor of them, with a medical, dental, hospitalization and health plan and insurance having the same benefits as are contained in the plans available for the Executive immediately preceding the expiration or prior termination of the Term or his employment with the Company. In the event such plans provide for the continuation of such benefits subsequent to the Executive's employment by the Company and for the duration of the lives of the Executive and his wife and for the survivor of them, the Company may utilize such plans and the participation of the Executive and wife in such plans to satisfy its obligations set forth in the immediately preceding sentence.

14.  TERMINATION:
     -----------

     1. Termination of Cause. The Executive's employment by the Company may be terminated as follows with the understanding that termination of the Executive's employment shall also terminate the Advisory Period.

          1. The Company may terminate the Executive's employment by the Company for "Good Cause" as hereafter defined. With the exception of termination under Section 14(b)(ii), this is the only basis for which the Company may terminate the Executive's employment.


          2. As used in this Agreement, "Good Cause" shall be limited to (A) chronic alcoholism or chronic drug addiction materially and injuriously affecting the Executive's performance, (B) wilful malfeasance by the Executive consisting of his refusal without proper cause to perform his duties of Chief Executive Officer of the Company under this Agreement and which refusal has a materially injurious effect on the Company's business, (C) the Executive's conviction of a felony involving moral turpitude and related directly to the conduct of Executive's Office (which through lapse of time or otherwise is not subject to appeal) or (D) engaging in and not thereafter refraining from competition as provided in Section 10(b), provided that any such termination shall be effective as of the date which is 120 days after receipt of the written notice referenced in Section 10(b) by the Executive provided the Executive has not refrained from the particular competition, and provided further however, if any such termination is based on of the Executive's wilful malfeasance without proper cause to perform his duties as Chief Executive Officer under this Agreement and within 30 business days following the date of the receipt of notice of termination the Executive uses his reasonable efforts to perform such obligations, the termination shall not be effective. Without limitation the Executive shall have the right to contest or challenge in appropriate forums any termination for Good Cause.



     2. Other Termination. This Agreement and the Executive's employment by the Company shall be terminated (i) on the death of the Executive, (ii) on written notice from the Company to the Executive in the event of an illness or other disability which has incapacitated the Executive from performing his duties for twelve or more consecutive months ("Permanent Incapacity"), and may be terminated (iii) by the Executive effective 30 days after the giving of notice in the instance of an illness or disability to the Executive which may not be a Permanent Incapacity under this Section 14(b) but is one which the Executive's physician(s) or other medical and/or mental health practitioner(s), advise or recommend that in his (her or their) the continuance of Executive in his employment with the Company would likely have an adverse effect on the Executive's physical or mental health; provided however that if within 30 days after receiving the aforesaid notice from the Executive, the Company shall give notice to the Executive that the Company wishes the Executive to continue to remain as chief executive of the Company notwithstanding such illness or disability with the Executive only being required to render services subject to the limitations and restriction of such illness or disability and without diminution of compensation and benefits, the effectiveness of the notice of termination of employment given by the Executive shall be postponed for a period designated by the Company in its notice but not in excess of four months, at the end of which the Executive shall reconsider his notice of termination in light of the condition of his illness or disability at that time, provided further that, if the Executive shall give further notice of termination at the end of such period, termination of employment shall occur ten (10) days after the giving of such notice, (iv) by the Executive on written notice to the Company effective 30 days after the giving of such notice, if at any time during the Term the Company shall be in material breach of any of its obligations hereunder, provided that the Executive's services shall not terminate if within such 30-day period the Company shall have cured all such material breaches of its obligations, it being understood that a material breach by the Company for the purposes of this Section shall include, but not be limited to failure of Executive to be elected or retained as Chairman of the Board and Chief Executive Officer of the Company and chairman of the Board of ELI (so long as ELI is a Company controlled by the Company), or the failure of the Company to cause Executive to so serve in all such positions, a reduction by the Board of Directors in the Executive's authority, functions, duties or responsibilities provided in this Agreement (whether or not accompanied by a change in title) which has not been fully corrected within said 30-day period, the Company's requirement that all persons and personnel (or causing all persons or personnel to) report directly or indirectly to other than Executive, or the Company's failure to cause Executive to be the senior officer of the Company, (v) by the Executive, on written notice to the Company upon a Change in Control as this term is defined in Section 19, and (vi) by the Executive in the event of a merger of the Company, in which the Company is not the surviving company, or in the event of a consolidation of the Company or a sale of all or substantially all of the assets or Capital Stock of the Company.

     3. Challenge or Contest. Without limitation on his rights and remedies, the Executive shall have the right to challenge or contest any termination by the Company pursuant to Section 14(a) or 14(b)(ii) by appropriate legal action. In the event the Executive challenges or contests termination by the Company pursuant to Section 14(a) or 14(b)(ii) no such termination shall be effective until a non-appealable order of a court having jurisdiction finds that such termination was justified, and the Executive has not cured the particular default within a reasonable time thereafter. In any such legal action the Executive shall have the right to obtain damages from the Company (including without limitation, legal fees and expenses) and in addition thereto, the payments, proceeds and participations set forth in Section 15(b) if and to the extent that such termination is determined by final non-appealable court order of a court having jurisdiction to have been wrongful. With particular reference to the Company seeking to terminate this Agreement for "Good Cause," failure of the court to find that the Company terminated employment under this Agreement for "Good Cause" as defined, shall be deemed to be a determination that the termination by the Company was wrongful.


15.  CONSEQUENCES OF TERMINAITON:
     ---------------------------

     1. Termination Under Section 14a. In the event the Executive's employment with the Company is terminated pursuant to Section 14a, the Executive shall be entitled to receive and be given and the Company shall pay over to and provide the Executive with the following:

          1. The Executive's Base Salary through the end of the week in which the termination is effective and all cash balances in any and all of the Plans and all deferred compensation payments allocable to or accrued to the Executive as of the date of termination.

          2. All options theretofore granted to the Executive, whether under any of the Plans or otherwise, that vest or may have theretofore vested under their respective terms on or prior to the termination date, shall be exercisable by the Executive, according to the respective terms of the applicable option agreements but in no event no earlier than 12 months immediately succeeding such termination.

          3. All restrictions shall lapse on such number of Current Restricted Shares determined by applying to the aggregate of Current Restricted Shares a fraction, the numerator of which is the number of whole months in the Term to the date of termination, and the denominator of which is 60 and subject to possible further reduction by the applicability of the provision of Sections 3(b)A [i]. Such lapse shall occur the first day immediately succeeding termination and the Company confirms that said shares are the sole property of the Executive for any and all purposes. The shares on which said restrictions shall not have lapsed shall be forfeited to the Company.

          4. All restrictions shall lapse on such number of Additional Restricted Shares (including for this purpose the 250,000 shares referenced in Section 3d) determined by applying to the aggregate of such Additional Restricted Shares a fraction, the numerator of which is the number of whole months in the Term to the date of termination and the denominator of which is 60 and subject to possible further reduction by the applicability of the provisions of Section 3(b)A[i]. Such lapse shall occur the first day immediately succeeding termination and the Company confirms that said lapsed shares are the sole property of the Executive for any and all purposes. The shares on which said restrictions shall not have lapsed shall be forfeited to the Company.

          5. The benefits of all split-dollar life insurance referenced in Sections 4, and 11d of this Agreement shall continue to be available to the Executive and the Company shall continue in force and shall continue to maintain said insurance and the polices providing for same and to pay any and all income and gift taxes taxable to the Executive, his wife and/or the applicable trust, on a gross-up and after-tax basis, by reason of or relating to said split-dollar insurance, subject with respect to said split-dollar insurance, to reduction in amount as set forth in said Sections; provided however that in the event all premiums have not been paid on the policies providing for said split-dollar insurance such that said policies are fully paid-up policies requiring no further payment of premiums, the Company shall pay over to a trust created by the Executive, such amount of monies that will provide (from principal) all of the funds necessary to make all future payments of premiums on said policies, and provided further that in the event said insurance was not available by reason of medical condition of the Executive and/or his wife, the monetized amount provided for in said Sections 4 and 11d of this Agreement shall be paid over to the Executive subject to reduction as therein provided.

          6. The Company shall remain obligated to provide to the Executive and his wife during their joint lives and the life of the survivor of them, the medical, dental, hospitalization and health benefits referenced in Section 13(b) of this Agreement.


     2. Termination Under Section 14b. In the event this Agreement and the Executive's employment with the Company is terminated pursuant to Section 14b, the Executive or his estate or legal representatives, as the case may be, shall be entitled to receive and be given and the Company shall pay over to and provide the Executive, his estate or legal representatives with the following and the provisions of Section 3(b) A [i] shall not be applicable in the instances of any of the subsections below:

          1.  All  of  the  monies,  options,   shares,  vesting  and  lapse  of
          restrictions, insurance and other benefits (all referred to as "Benefits") that are to be paid over and given or made available to the Executive in the instance of a termination pursuant to Section 14(a), plus the following, with the understanding that there shall be no duplication of payments and benefits provided in this Section 15(b) with payments and benefits provided in Section 15(a).

          2. Base Salary for the remainder of the Term plus a bonus payment for the fiscal year of the Term commencing with the fiscal year in which termination occurs (the "Remaining Years") determined by utilizing the average of the bonuses awarded (in cash and/or securities) for the full fiscal years of the Term preceding termination and applying same proportionately for the Remaining Years; provided that if termination occurs prior to January 1, 2002, the period to be utilized is the full fiscal years in the 1996 Agreement.

          3. The amount by which the split-dollar insurance referenced in Sections 4b. and 11(d), would otherwise be reduced, as therein referenced in the event this Agreement were terminated pursuant to
          Section 14(a),  or if said insurance has been monetized as provided in
          Section 4b, E and Section 11(d), the amount by which said monetized amount would be reduced if this Agreement were terminated pursuant to
          Section 14(a).

          4. The immediate vesting of all options heretofore granted to the Executive which have not theretofore vested prior to the date of termination, including without limitation, those options referenced in
          Section 3 of this Agreement which have not vested at the date of termination, with the right to exercise same from time to time during the later of the 12-month period immediately succeeding termination and the respective dates provided therefore under the applicable option agreement, which with respect to the options granted pursuant to Section 3, is the ten-year period as referenced in Section 3.

          5. The immediate lapse of all restrictions on shares heretofore granted or awarded to the Executive, which did not lapse prior to termination including but not limited to restrictions on the Current Restricted Shares and the Additional Restricted Shares, including the 250,000 shares referenced in Section 3d within the meaning of Additional Restricted Shares and the Company confirms that all of said lapsed shares are the sole property of the Executive for any and all purposes.

          6. All benefits under any and all Plans (as well as all future plans) adopted by the Company which would have been available to the Executive through the expiration of the Term on December 31, 2005 assuming the Executive were employed and fully performing all of his obligations to such date.

     3. Special Advisory Term Payment. In addition to the payments and benefits provided in Section 15(a) and 15(b), in the event the Advisory Period is terminated pursuant to Section 11(b) other than termination by the Company for Good Cause, there shall be paid to the Executive the sum of $3.2 million reduced by the Advisory Period payments theretofore paid to him pursuant to Section 11(a).

     4. Vested Rights not Affected. Consistent with both the provisions and the intent of Section 15(b), any termination under Section 14(b) shall not affect any vested rights which the Executive may have at the effective date of such termination pursuant to any insurance or other death benefit plans or arrangements of the Company or under any stock option, stock appreciation right, bonus unit, management incentive or other plan of the Company maintained for its senior executives whether or not referenced herein, all of which rights shall remain in full force and effect (and any period shall not be deemed shortened as result of the Executive's termination of employment, notwithstanding the provisions of any related plan, agreements or certificates issued thereunder), nor shall such termination affect the obligations of the Company to continue to provide the Executive with the other benefits, payments and other entitlements required to be provided to the Executive under this Agreement.

     5. Mitigation. In the event of the termination of this Agreement, whether under Section 14(a) or 14(b), or the termination of the Advisory Period subsequent to the commencement thereof, the Executive shall not be required to mitigate his damages hereunder and payments and benefits to be made in event of termination under either of said sections or the termination of the Advisory Period, shall not be limited or reduced by any amount Executive might earn or be able to earn from other employment or ventures.

     6. Excess Parachute Payments. The parties believe that the above payments or benefits pursuant to Section 15 do and will not constitute "Excess Parachute Payments" under Section 208G of the Code. Notwithstanding such belief, if any such payment or benefit under Section 15 is determined by the United States Internal Revenue Service to be an "Excess Parachute Payment" the Company shall pay Executive additional amounts (the "Tax Payment") on a fully reimbursed after-tax basis equal to the sum of excise tax under Section 4999 of the Code, income taxes under Subtitle A of the Code and all other taxes under applicable state law on such Excess Parachute Payments.

     7. Remedies. The Company recognizes and agrees that because of Executive's special talents, stature and opportunities that the provisions of this Agreement regarding further payments of Base Salary, Advisory Payments and the other payments and the benefits provided for in Section 15, constitute fair and reasonable provisions for the consequences of such termination and do not constitute a penalty.


16.  INDEMNITY, DIRECTORS' AND OFFICERS' INSURANCE:
     ---------------------------------------------

     1. The Company agrees to and confirms its obligations, to indemnify the Executive as an officer, director, employee and agent, and its related obligation to advance funds for expenses to the Executive as contained in the Company's certificate of incorporation, by-laws and any other instruments or provided for by law or otherwise. Such obligations shall be in scope the greatest of (i) the obligations existing as of the date hereof, (ii) the obligations as they may be amended or otherwise revised in the future, or (iii) the maximum protection available for officers and/or directors under applicable law. The Company agrees that it will use its best efforts to the end that the By-laws and Certificate of Incorporation of the Company shall not be amended to reduce any indemnity protection presently available to officers and/or directors.

     2. The Company presently maintains Directors and Officers Insurance in limits of $25,000,000. The Company agrees to maintain Directors' and Officers' Insurance (at a minimum in such limit) covering the Company's obligation, among other things, to indemnify the Executive for loss, liability and expense resulting from litigation relating to his activities a an officer, director, employee or agent of the Company, and/or any of its subsidiaries, and, following termination of employment under this Agreement, to maintain equivalent coverage for the executive, for the maximum period of all applicable periods of limitation, on an "occurrence" basis (or as a named former officer and director on a "claims made" basis or otherwise, for his activities during the Term and Advisory Period, while he is an officer or director of the Company or any of its subsidiaries.

17. DETERMINATION OF BENEFITS. Whenever under this Agreement it is necessary to determine actuarially equivalent continuing benefits, or whether one benefit, cost or payment is less than, equal to or larger than another (whether or not such benefit, cost or payment is provided under this Agreement) or to make any determination or calculation specifically designated in this Agreement to be made in accordance with this Section 17, or the present or commuted value of payment or payments to be made in the future or over a period of time, or whenever either party hereto requests that any calculation relevant to this calculation be checked, such determination, calculation or procedure shall be made by an independent actuary acceptable to the Executive and the Company, using when such information is needed the mortality tables when currently in use for purposes of the Company's Pension Plan (assuming 100% joint and survivor benefits), and the discount rate equal to the United States Treasury Rate for the period closest to the period over which the determination is being made.


18.  MERGER, CONSOLIDAITON, OR SALE OF ASSETS OR STOCK:
     -------------------------------------------------

     1. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets or capital stock to, another corporation or business organization which has a net worth at least equal to that of the Company immediately preceding such merger, consolidation, transfer or sale, and which other corporation or business organization expressly assumes in writing this Agreement and all benefit plans, programs or practices, and other corporate undertakings, obligation and agreements of the Company, including without limitation, those set forth in this Agreement. Upon such a consolidation, merger or transfer of assets or stock and assumption, the term "Company" shall refer to such other corporation or business organization, and this Agreement shall continue in full force and effect, and such other corporation or business organization shall, ipso facto, assume, in writing, this Agreement and all other obligations of the Company contemplated by this Agreement. No such consolidation, merger or transfer shall relieve the Company from any of the Company's obligations under this Agreement without he written consent of the Executive or if Executive is deceased of his legal representative, or if permanently incapacitated, of his surviving wife, or if the Executive's surviving wife is deceased or permanently incapacitated, the Executive's legal representatives.

     2. Nothing in this Section 18 shall diminish the provisions of Sections 3(b) and 15(b) which provide for lapse of restrictions on the Additional Restricted Shares on expiration, or prior termination of this Agreement in the instance of, a sale of assets, transfer of stock, merger or consolidation of the Company or change in control.

:
19.  ADDITIONAL OPTION TO ACQUIRE SHARES:
     -----------------------------------

     1. In the event of a Change in Control, as defined in Section 19c, the Executive shall have the right and option, exercisable by Executive in Executive's discretion, from time to time during the period set forth below, by notice to the Company (the "Option Notice") to acquire from the Company up to 10,000,000 shares, in the aggregate (the precise number of shares to be determined by the Executive in his discretion), of the Common Stock ("Common Stock") of the Company (adjusted as set forth in Subsection
     (b)) at a price per share, to be paid by Executive equal to the Closing Price (as hereafter defined) of said stock on the date of the giving of the Option Notice, or if such day is a Saturday, Sunday or Holiday, on the immediately preceding business day on which securities are generally traded (the "Applicable Date"). The Option Notice shall be given on or before the latest of (i) December 31, 2005, (ii) the expiration date of any renewal or extension of this Agreement or any other employment agreement between Executive and the Company (the "New Agreement") and (iii) six months following the termination of Executive's employment with the Company subsequent to the Term or the term of any new agreement. The Closing price shall be the last such reported sales price, regular way, on the Applicable Date, or, in case no such reported sale takes place on such particular day, the average of the closing bid and asked prices, regular way, for such particular day, in each case on the principal national securities exchange or in the NASDAQ-National Market System (the "Securities Exchange") on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ or any comparable system, as adjusted pursuant to Subsection (b). Payment shall be made by the Executive within ten (10) business days following the giving of the Option Notice.

     2. The number of shares subject to the option set forth in subsection (a) above, shall be adjusted to reflect, after the date of this Agreement, any
     (i) declaration or payment of dividends in the form of Common Stock, or other stock of the Company, (ii) stock splits, (iii) subdivisions or combinations or reclassifications of outstanding shares of Common Stock or
     (d) the issuance to holders of Common Stock of options, warrants or rights to acquire additional shares of such respective series and any other distribution made by its Company to holders of Common Stock, and the Option Price shall be adjusted to reflect all of the foregoing.

     3. A "Change in Control" of the Company shall be deemed to occur when (A) any person or group of affiliated or related persons (other than a group of which Executive or an entity controlled by Executive is a participant and other than an employee benefit plan of the Company) acquires, directly or indirectly, voting securities or assets of the Company if, immediately after giving effect to such acquisition, such person or group of affiliated or related persons either (i) beneficially owns 15% or more of the total voting power of all of the Company's voting securities outstanding at the time of such acquisition, or 15% or more than the fair market value of the Company's issued and outstanding stock, or (ii) within the preceding 12-month period acquired the voting power referenced in (i) above, or (iii) within the preceding 12-month period acquired 15% or more of the assets of the Company, or (iv) otherwise effectively controls the operations of the Company, whether by control of its Board of Directors, by contract, or otherwise, or (B) a majority of the members of the Board of Directors of the Company is replaced during the preceding 12-month period by directors whose appointment or election was not endorsed by the prior Board. Provided that if (a)(i) the acquisition of voting securities or assets or (ii) the beneficial ownership of voting power by such person or group of affiliated or related persons or (b) the transfer of effective control of the operations of the Company, or control of the board or other effective control of the Company to such person or group or affiliated or related persons requires the approval or authorization of any regulatory or governmental agency or authority as a condition to any such acquisition, beneficial ownership, transfer of effective control or control of the board, the Change of Control shall be deemed to take place on the later of the date (A) when such approval or authorization is obtained or (B) when such acquisition or transfer of control takes place.


20.  MISCELLANEOUS:
     -------------

     1. Decisions by Company. Except as otherwise expressly provided in this Agreement, any decision, designation, consent or other action by the Company relating to this Agreement, its operation or its termination, shall be made by the Board of Directors, or at the direction of the Board of Directors, when so requested by the Executive.

     2. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties and may not be modified except by an agreement signed by the Executive (and/or where applicable his legal representatives and his wife) and the Company.

     3. Assignability. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned or delegated by the Executive; provided, however, that nothing in this subsection (c) shall preclude (1) the Executive from designating a beneficiary to receive any benefit payable on his death, and (ii) the legal representatives of the estate of the Executive or his wife from assigning any rights hereunder to the person or persons entitled thereto under his or her will, or, in case of intestacy, to the person or persons entitled thereto under the laws of the intestacy. Except as expressly provided for in Section 18, this Agreement and the Company' rights and obligations hereunder, may not be assigned or delegated by the Company.

     4. No Attachment. Except as otherwise required by law, no right to receive payments under this Agreement shall be subject to encumbrance, charge, execution, attachment, levy or similar process or assignment by operation of law, and any attempt voluntary/or involuntary, to effect any such action shall be null, void and of no effect.

     5. Binding Agreement. This Agreement shall be binding upon an inure of the benefit of the Executive and the Company and their respective permitted successors and permitted assigns.

     6. No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     7. Expenses and Legal Fees. The Company shall pay all legal fees (which shall include without limitation, fees of tax advisors and tax counsel and associated expenses and disbursements) incurred by Executive in the negotiation and execution of this Agreement. Additionally, the Company shall pay all legal fees of litigation, and other expenses incurred by the Executive, his wife, or the estate, legal representative or other beneficiary of either ("Claimant") (i) as a result of (A) the Company's refusal to make payments or failure to make payments when due to which the Claimant or any benefit plan, fund or agent is or shall become entitled under this Agreement, or otherwise, (B) the refusal or failure of the Company to make provision for or acknowledge any employee benefit to which the Claimant is or shall become entitled as provided for by this Agreement or otherwise, or (C) the refusal or failure by any benefit plan, fund or agent established for the benefit of the Company's employees to make any such payment when due, or (ii) contesting the validity, enforceability or interpretation of this Agreement or any portion thereof.

     8. Right to Accelerate. Without limitation of any rights of Executive to otherwise cause acceleration of any benefits or monies due or to become due to Executive, his wife or their respective legal representatives, if the Company or any of the benefit plans or funds referenced herein shall fail to make, when due, any payment referred to in this Agreement or shall refuse to make any such payment, or shall fail or refuse to make provision for, any employee or other benefit to which the Claimant is entitled, the Claimant may, at his, her or its option, accelerate and declare due, payable and performable all such payments, provisions or entitlement, provided, however, that such acceleration shall be effected only by written notice thereof delivered by the Claimant to the Company specifying in detail the basis for acceleration, and shall be effective as of the date which is thirty (30) business days after the receipt of such notice by the Company; provided further, however, that if within thirty (30) business days following the date of receipt of such notice the Company shall make, when due, the payment in question or shall agree to make any such payment when due, or shall make provision therefor, the acceleration shall not be effective. If at any time the Claimant has the right to accelerate payments under this Section, same shall be determined in accordance with the provisions of Section17, but incorporating, however, in said lump sum calculation the average annual increase in the Consumer Price Index for (the New York - Northeastern New Jersey Area Consumer Price Index for Urban Wage Earners and Clerical Workers, or any equivalent succession thereto as determined by the Bureau of Labor Statistics of the United States Department of Labor) the most recent 36 months preceding the date on which said accelerated payment is to be made. The Claimant may, but shall not be required to, bring one or more legal actions to enforce payment, or other appropriate remedy, of any and all amounts to which the Claimant has then become, or shall at any time in the future become entitled, whether or not then due, payable or performable.

     9. Severability. If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and all other such provisions shall to the full extent consistent with law continue in full force and effect so as to carry-out the intent of this Agreement. If any such provision shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held invalid, and the rest of such provision, together with all other provisions of this Agreement, shall likewise to the full extent consistent with the law continue in full force and effect so as to carry-out the intent of this Agreement. In the event of any such invalidity, the parties shall both endeavor and negotiate in, good faith, to agree upon substitute provisions to effectuate the interest of the provisions held to be invalid.

     10. Headings. The headings of Sections are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     11. Governing Law. The Company being a Delaware corporation, the validity, interpretation, performance and enforcement of this Agreement shall be governed by the internal laws of the State of Delaware applicable to agreements made and fully to be performed therein, without any reference to any rules of conflicts of laws.

     12.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
     counterparts, and such counterparts when taken together shall constitute one executed instrument.

     13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally, (ii) when transmitted by facsimile transmission to the facsimile number set forth below (during normal business hours of the recipient or the immediate succeeding business day), (iii) when mailed, on the second business day immediately succeeding the mailing by registered or certified mail (return receipt requested), postage prepaid, or (iv) when delivered by overnight courier such as Federal Express, on the day delivered, addressed to the parties at the following respective address (or at such other address for a party as shall be specified by like notice, provided that notices of changes of address shall be effective only upon receipt thereof):

                  (i)      If to the Company at:
                           Three High Ridge Park
                           Stamford, CT  06907
                                    Attention:  Board of Directors
                                            Facsimile Number:  (203) 329-4627


                  (ii)     If to Executive at:

                           160 Lantern Ridge Road
                           New Canaan, CT  06240

                                            Facsimile Number:  (203) 972-2821


                                    With A Copy To:

                                            David Z. Rosensweig, Esq.
                                            Duane, Morris & Heckscher LLP
                                            39th Floor
                                            380 Lexington Avenue
                                            New York, NY  10168

                                              Facsimile Number:  (212) 692-1095




     14. Transfer. Nothing in the 1996 Agreement as modified by this Agreement shall be deemed to limit or prohibit the transfer by Executive of any shares of the Common Stock of the Company to which he becomes the holder or beneficial owner except as expressly provided herein in this Agreement.


21. NON-APPROVAL OF 2000 PLAN: In the event the 2000 Plan is not approved by the Stockholders of the Company at their next meeting, the Company and the Executive shall promptly (and in no event more than twenty (20) days following such failure to approval) meet and in good faith negotiate alternative forms of benefits to be paid and provided to the Executive as a substitute and to compensate Executive for the inability of the Company to provide the Executive with the options under the 2000 Plan provided for in this Agreement.


22. FAMILY MEMBERS: For the purposes of Section 3bA and other provisions of this Agreement, the term Family Member shall mean the Executive's spouse, any issue of the Executive, and any trust for the benefit of the Executive, his spouse or any issue of the Executive, a charitable organization, including without limitation, a private foundation, organized or managed by the Executive or any of the foregoing, or entity, organization, company organized or controlled by the Executive.


23. NO DIMINUTION OF BENEFITS: Nothing in this Agreement shall diminish any monies or benefits payable or available to the Executive under the 1996 Agreement. In the event any provision of the 1996 Agreement is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail, provided that the fact that a payment or benefit provided for in this Agreement is cumulative to a benefit or payment in the 1996 Agreement does not by itself make same inconsistent with the terms and provisions of the 1996 Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed their names, all as of the date and year first above written.

                                             Citizens Communications Company


                                            By: _______________________________
                                                Its
Attest:


_______________________________
Secretary of
Citizens Communications Company
                                                _______________________________
                                                Leonard Tow
APPROVED:


_______________________________



_______________________________


_______________________________


_______________________________

Robert A. Stanger (Chairman)

Constituting all of the Members of the
Compensation Committee of the Board
of Directors of Citizens Communications
Company.

                                   SCHEDULE A

                   POWER AND AUTHORITY OF THE CHIEF EXECUTIVE


     As chief executive, the Executive shall be in charge of and have final authority and responsibility for all phases of the activities, operations and business of the Company and its subsidiaries, subject only to such authority and responsibility which under applicable law cannot be delegated and which may only be exercised by the Board of Directors of the Company. The Executive shall be the most senior officer of the Company and report directly to the Board of Directors, and no officer of the Company shall have authority and responsibility greater than or senior to the Executive.

                                   SCHEDULE B

24. The Citizens Communications Company Management Equity Incentive Plan (1990);

25. The Citizens Communications Company 1996 Equity Incentive Plan;

26. The Citizens Communications Company 2000 Equity Incentive  Plan 1;

27. The Citizens Communications Company 401 K Savings Plan;

28. The Citizens Communications Company Incentive Plan;

29. The Citizens Communications Company Executive Deferred Savings Plan;

30. Welfare plans such as medical, dental and other health plans of the Company;

31. The Company's Pension Plan;

32. The Electric Lightwave, Inc. 1997 Equity Incentive Plan;

33. Travel Insurance Plan,

34. Other plans currently in effect but not enumerated above.




---------------------------
     1 Approved by the Company's Board of Directors. To be submitted to the Company's stockholders for their approval at their next annual meeting.

                           AGREEMENT OF CLARIFICATION

     Under the date hereof we, the undersigned, Leonard Tow (sometimes referred to as the "Executive"), and Citizens Communications Company ("Citizens") are entering into an agreement of employment (the "Agreement") pursuant to which Citizens employs the Executive as its chief executive for a period of five (5) years commencing January 1, 2001, subject to prior termination as provided in the Agreement.

     Sections 3(b) and 3(d) of the Agreement provides for the grant to Executive of 750,000 shares and 250,000 shares, respectively, of Citizens Common Stock, to be reduced under certain circumstances if the applicable percentage increase in EBIDTA (as defined in the Agreement) is not met, all as provided for in the Agreement.

     We are now mutually desirous of clarifying the determination of EBIDTA as applied to earnings generated by the net proceeds available to Citizens from the discontinuance, sale or other disposition of a Disposed Property, as defined in the Agreement (the "Additional Proceeds"). As currently defined in the Agreement such earnings are to be taken into account and included in determining EBIDTA for an applicable year.


     In the event either of the undersigned believes that such inclusion will work an inequitable measurement of the increase in EBIDTA from the fiscal year 1999 to the year of termination, such party (the "Notifying Party") within twenty (20) days following the end of the first fiscal year of Citizens in which EBIDTA includes earnings generated by the Additional Proceeds, shall notify the other party (the "Receiving Party") of this position in writing (the "Notification") and thereafter and within 20 days immediately following receipt of the Notification by the Receiving Party, the parties shall meet and negotiate in good faith the methodology pursuant to which the amount of earnings generated by the Additional Proceeds are to be included in the determination of EBIDTA. If the parties are unable to reach an agreement within 20 days following commencement of the negotiation (the "Negotiation Period") the methodology to be utilized shall be determined by arbitration in New York City by a panel of three
(3) arbitrators, one (1) chosen by the Selected Arbitrators. The Selected Arbitrators shall be chosen within ten (10) days immediately succeeding the end of the Negotiation Period and the third (3rd) arbitrator shall be chosen by the Selected Arbitrators within 10 days immediately succeeding the date when the second of the Selected Arbitrators is chosen. In the event the American Arbitration Association ("AAA") permits or authorizes its then obtaining rules, other than the rules of the AAA relating to selection of arbitrators, to be utilized by the arbitrators, such rules of the AAA shall be utilized. In the event the AAA does not authorize or permit such rules to be utilized by the arbitrators, the arbitrators shall hold such procedures as they may deem appropriate and which are in accordance with applicable law, and have such authority that is available to arbitrators under the applicable law. The arbitrators shall complete their hearings proceedings with thirty (30) days immediately succeeding the designation of the third arbitrator and shall render their decision (which may be by majority vote) within 30 days immediately succeeding the completion of proceedings. The decision of the arbitrators shall be final and binding as provided by applicable law.

     In connection with the foregoing each of Executive and Citizens acknowledges and agrees that it is his or its respective intention that the manner of computing EBIDTA resulting from any discontinuance, sale or other disposition of any Disposed Property, as defined in the Agreement, shall not have any negative or detrimental effect or impact on attaining the specified percentage increases in EBIDTA set forth in Section 3(b). In reaching a decision the arbitrators are to take into account this intention of the parties.

     In the event no Notification is given with said twenty-day period, no adjustment shall be made in determining EBIDTA and same shall be determined as provided for in Section 3(b) of the Agreement.

     Additionally and consistent with the intent set forth in Section 4, 5 and 11 of the Agreement, in the event the split-dollar arrangements referenced therein result in income and/or gift tax on or being imposed, levied or assessed against Executive, his wife and/or any of the trusts or the trustees referenced in said section by reason of the Technical Advice Memorandum 9604001 issued by the U. S. Internal Revenue Service under the date of September 8, 1995 (copy of which is annexed) and rules referenced therein, Citizens shall pay such taxes and fully reimburse, on an after tax basis, the Executive, his wife or the applicable trust and trustee, as the case may be.

     By signing their respective names, hereto, the undersigned hereby agree to the foregoing.


CITIZENS COMMUNICATIONS COMPANY


By: _________________________________      ____________________________________
    Its                                     Leonard Tow

Approval of Compensation Committee of the Company to be annexed together with applicable resolution adopted by the Committee as well as applicable resolution of the full Board, and Secretary's certification that resolutions were duly adopted and are subsisting.